Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2’s Marine Services Segment Announces Sale of
Huawei Marine Networks Joint Venture

- Sale pegs HMN equity value at $285 million -
- Global Marine Group’s 49% interest valued at $140 million -
- HC2 continues to advance strategic alternatives for Global Marine subsidiary -

New York, New York - October 30, 2019 - HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today that its Marine Services Segment, Global Marine Group (“GMG”), a leading provider of offshore engineering services to the telecommunications, oil & gas, and renewables industries, has agreed to a sale of its stake in Huawei Marine Networks Co., Limited (“HMN”), its 49% joint venture with Huawei Technologies Co., Ltd. (“Huawei”), to Hengtong Optic-Electric Co Ltd (“Hengtong”). The sale of GMG’s interest values HMN at $285 million, and GMG’s 49% stake at approximately $140 million.

Under the agreement, GMG will sell 30% of HMN to Hengtong at closing and retain a 19% interest in HMN under a two-year put option agreement at the greater of the same equity value ($285mm) or fair market value. Hengtong is also purchasing Huawei’s full 51% stake and will own 81% of the joint venture upon the closing of both sales, and 100% upon the exercise of GMG’s put option. Completion of the sale is expected during the first quarter of 2020, subject to customary closing conditions, with proceeds delivered to GMG at that time. After satisfaction of any pending obligations and in concert with any sale of Global Marine Systems Limited (“GMSL”), HC2’s share of the net proceeds from the HMN sale will be utilized to reduce debt at the HC2 holding company level.

“We are very pleased at the outcome of the joint venture sales process,” said Philip Falcone, Chairman, President and Chief Executive Officer of HC2. “We want to thank our partners at Huawei, with whom we have had a great working relationship since our acquisition of GMG five years ago, for successfully growing the joint venture and completing over 98 projects globally since inception. Inking this deal now further sets the stage for a potential sale of GMG, including the main operating subsidiary, Global Marine Systems Limited, which continues to be a top priority for us as we close out 2019.”

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across eight reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

About the Marine Services Segment and Global Marine Group

The Marine Services Segment operates under the platform Global Marine Group (“GMG”), which includes Global Marine Systems Limited (“GMSL”), an operating subsidiary of HC2 Holdings Inc. (NYSE: HCHC). GMG is a market leader in offshore engineering and is recognized as a high quality, independent strategic partner across multiple sectors. GMG consists of three business units; Global Marine, providing fibre optic cable solutions to the telecommunications and oil & gas markets, CWind, delivering power cable and asset management services topside and subsea, to the offshore renewables and utilities markets, and Global Offshore, delivering the Company’s trenching and power cable laying capabilities within the oil & gas sector.

GMG has three successful joint ventures, including two in China, SBSS and HMN, demonstrating the true global reach of the Company. Additionally, CWind Taiwan was formed in 2018 addressing the needs of the fast-growing offshore renewable sector in Asia. The combined experience and knowledge has led to significant embedded intellectual property and an enviable track record.

GMG has an outstanding record in health & safety and proudly hold the RoSPA Order of Distinction, following 19 consecutive years’ of receiving their Gold Standard in recognition of outstanding occupational health & safety standards.

GMG is in a unique position, owning the world’s largest independent marine contracting fleet including two specialist cable installation and repair vessels, four maintenance vessels and 19 owned CTVs. Additionally, the company has a diverse range of subsea equipment including eight trenchers and working class ROVs.

GMG boasts a number of industry achievements, from installing the first subsea cable in 1850, being part of the consortium that invented the universal joint, and right through to today, finding solutions for client challenges such as low carbon crew transfer vessels for offshore wind farms.

GMG aspires to achieve its vision ‘Engineering a clean and connected future’.

For more information about GMG, GMSL, CWind and Global Offshore, please visit our websites at www.globalmarine.group, www.globalmarine.co.uk, www.cwind.global and www.globaloffshore.co.uk.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding our expectations regarding building shareholder value and future cash flow and invested assets.  Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K.  Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2's subsidiaries to raise capital; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2.  Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved.  These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

There can be no assurance that the HMN transaction will be completed as proposed or at all, or that the exploration of any other strategic alternative, including a potential sale of GMG, will result in a consummated transaction or other alternative. Neither HC2 nor GMG has set a timetable for completion of the process, and neither intends to comment further regarding the process unless a specific transaction or other alternative is approved by their respective Boards of Directors, the process is concluded or it is otherwise determined that further disclosure is appropriate or required by law.

Contact:
Investor Relations
Garrett Edson
ir@hc2.com
(212) 235-2691